Exhibit 10.31

Willis Towers Watson

Non-Qualified Stable Value Excess Plan for U.S. Employees

1.
Establishment and Purpose of Plan. The Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees (the “Plan”) has been adopted and established, effective July 1, 2017 (the “Effective Date”) as an unfunded deferred compensation plan for a select group of key management or highly compensated employees of Willis NA, Inc. and certain of its affiliates. The purpose of the Plan is to provide a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(A)(3), and 401(A) (1) of ERISA) of the Company who contribute significantly to the future business success of the Company with “top-hat” supplemental and deferred compensation benefits through the accrual of a Non-Contributory or Contributory Stable Value Benefit.
2.
Definitions.
Section 2.01
“Acceleration Event” has the meaning set forth in Section 11.
Section 2.02
“Affiliate” means any corporation, trade, or business which is treated as a single employer with the Company under Code Section 414(b) or 414(c) and any other entity designated by the Committee as an “Affiliate” for purposes of the Plan.
Section 2.03
“Base Salary” means the annual rate of base pay paid by the Company to or for the benefit of the Participant for services rendered, including, as applicable, overtime, bonuses paid to a Participant who passes an actuarial exam, and bonuses paid in lieu of a raise, provided that such amounts are paid on substantially the same terms as base pay.
Section 2.04
“Board” means the Board of Directors of the Company, as constituted from time to time.
Section 2.05
“Bonus Compensation” means compensation earned by a Participant for services rendered by a Participant under any bonus or cash incentive plan maintained by the Company relating to a service period of one year or less, which would be included as compensation under the Pension Plan, without regard to the limit under Code Section 401(a)(17).
Section 2.06
“Claimant” has the meaning set forth in Section 14.01.
Section 2.07
“Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor statute, and the Treasury Regulations and other authoritative guidance issued thereunder.
Section 2.08
“Committee” means the Willis Towers Watson U.S. Benefit Plans Administration Committee (or any successor thereto or other committee that is appointed to administer the Plan), provided that with respect to the participation of any employee who is not an executive officer (as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended) of the Company, “Committee” shall in addition mean the Chief Executive Officer of the Company. With respect to matters required by either Companies Act of 1963 of Ireland or by the U.S.

securities laws or corporate governance standards of the NASDAQ Stock Market, to be determined by the committee of members of the Board of Directors of WTW that administers the EIP, the Committee hereby delegates its authority to the committee of the Board of Directors of WTW that administers the EIP, which will serve as plan administrator and have all the authority of the Committee with respect to such matters.
Section 2.09
“Company” means Willis NA, or any successor thereto and any Affiliate designated by the Committee as a sponsor of the Plan.
Section 2.10
“Contributory Eligible Employee” means, unless determined otherwise by the Company in its discretion, a Contributory Employee who (a) is an employee at Willis Towers Watson Level 38 as determined by the Committee, (b) has Eligible Compensation for the applicable Plan Year, and (c) was hired by the Company prior to January 1, 2024 and has been employed by the Company for at least 12 months; provided that certain employees with unique compensation arrangements (such as certain producers), as determined by the Chief Executive Officer of the Company in its sole discretion, shall be excluded from the definition of Contributory Eligible Employee. Notwithstanding the foregoing, employees who are paid on the bi-weekly payroll shall be excluded from the definition of Contributory Eligible Employee.
Section 2.11
“Contributory Employee” means, effective January 1, 2024, a U.S. employee of the Company or any Affiliate who is eligible to participate in the Pension Plan, regardless of whether such participation is under the Contributory Formula (as defined in the Pension Plan). For Plan Years prior to January 1, 2024 “Contributory Employee” means a U.S. employee of the Company or any Affiliate who is eligible to participate in the Pension Plan under the Contributory Formula (as defined in the Pension Plan).
Section 2.12
“Contributory Participant” means a Contributory Eligible Employee who elects to participate in the Plan by filing a Participation Election in accordance with Section 4.01, a New Contributory Participant, and any former Contributory Eligible Employee who has a balance greater than zero in his or her Stable Value Account.
Section 2.13
“Contributory Stable Value Benefit” means the benefit a Contributory Participant accrues under the Plan, as determined in Section 7.01.
Section 2.14
“Disability” means that the Participant is determined to be disabled in accordance with the Company’s long-term disability plan.
Section 2.15
“Dividend Equivalent Rights” or “DERs” shall have the meaning set forth in the EIP.
Section 2.16
“EIP” means the Willis Towers Watson Public Limited Company 2012 Equity Incentive Plan, as amended and restated from time to time, or in the event of a merger, consolidation, or other corporate transaction, the successor to such plan.
Section 2.17
“Eligible Compensation” means, in general, for Plan Years beginning on or after January 1, 2024, the amount of an Eligible Employee’s Base Salary that exceeds the limit under Code Section 401(a)(17) for the applicable Plan Year.

For Plan Years prior to January 1, 2024, Eligible Compensation means, in general, the amount of an Eligible Employee’s Base Salary plus Bonus Compensation that exceeds the limit under Code Section 401(a)(17) for the applicable Plan Year, provided that the following shall apply:

(a)
Bonus Compensation and Timing of Enrollment. With respect to Contributory Eligible Employees, in the event that, as of the last day of the applicable Enrollment Period, (i) there is less than six months before the end of the performance period for which Bonus Compensation is earned or (ii) the amount of Bonus Compensation has become readily ascertainable, Eligible Compensation means the amount of a Contributory Eligible Employee’s Base Salary that, when added to the Contributory Eligible Employee’s Bonus Compensation paid during the applicable Plan Year, has exceeded the Code Section 401(a)(17) limit for the applicable Plan Year.
(b)
Initial Plan Year. For Contributory Eligible Employees, Eligible Compensation for the initial Plan Year shall relate only to Base Salary paid during the initial Plan Year that exceeds the limit under Code Section 401(a)(17). For Non-Contributory Eligible Employees, Eligible Compensation for the initial Plan Year shall relate to Base Salary plus Bonus Compensation paid during the entire 2017 calendar year that exceeds the limit under Code Section 401(a)(17), but, for the avoidance of doubt, only Eligible Compensation paid during the applicable calendar quarter shall be considered for purposes of determining the Non-Contributory Stable Value Benefit under Section 6.01.
(c)
Participation for Partial Plan Years. For a New Contributory Participant who commences participation pursuant to Section 3.03, Eligible Compensation for such Plan Year shall relate only to Base Salary plus Bonus Compensation (subject to subsection (a) above) that is paid after the date such participation commences that exceeds the limit under Code Section 401(a)(17).
Section 2.18
“Eligible Employee” means a Contributory Eligible Employee or, prior to January 1, 2024, a Non-Contributory Eligible Employee, as applicable.
Section 2.19
“Enrollment Period” means the period(s) established by the Committee with respect to each Plan Year during which a Participation Election must be submitted by a Contributory Eligible Employee in accordance with the requirements of Code Section 409A, as follows:
(a)
General Rule. Except as provided in (b) or (c) below, the Enrollment Period shall end no later than the last day of the Plan Year immediately preceding the Plan Year in which the services will be rendered to which the Eligible Compensation subject to the Participation Election relates.
(b)
Performance-Based Compensation. If any Bonus Compensation constitutes “performance-based compensation” within the meaning of Treas. Reg. Section 1.409A-1(e), then, in order for such Bonus Compensation to be included as Eligible Compensation, the Enrollment Period shall end no later than six months before the end of the performance period for which the Bonus Compensation is earned (and in no event later than the date on which the amount of the Bonus Compensation becomes readily ascertainable). For the avoidance of doubt, a Contributory Employee must be employed by the Company as a Contributory Eligible Employee and must have established performance goals in writing, in each case by March 30 of the applicable performance period beginning on January 1, in order for Bonus Compensation to be included as Eligible Compensation.
(c)
Initial Enrollment Period. The initial Enrollment Period shall end no later than the Effective Date.
Section 2.20
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
Section 2.21
“FICA Amount” has the meaning set forth in Section 11.02.
Section 2.22
“Non-Contributory Eligible Employee” means, unless determined otherwise by the Company in its discretion, a Non-Contributory Employee who (a) is an employee at or above Level 50 for the initial Plan Year or Willis Towers Watson Level 38 (or the equivalent of a Level 50), in either case as determined by the Committee, (b) has Eligible Compensation for the applicable Plan Year; provided that, effective January 1, 2024, no employee shall be a Non-Contributory Eligible Employee. Notwithstanding the foregoing, employees who are paid on the bi-weekly payroll shall be excluded from the definition of Non-Contributory Eligible Employee.
Section 2.23
“Non-Contributory Employee” means a U.S. employee of the Company or any Affiliate who is eligible to participate in the Pension Plan under a formula other than the Contributory Formula (as defined in the Pension Plan).
Section 2.24
“Non-Contributory Participant” means a Non-Contributory Eligible Employee and any former Non-Contributory Eligible Employee who has a balance greater than zero in his or her Stable Value Account.
Section 2.25
“Non-Contributory Stable Value Benefit” means the benefit a Non-Contributory Eligible Employee accrues under the Plan, as determined in Section 6.01.
Section 2.26
“Ordinary Shares” or “Shares” means the ordinary shares of the Company, with a nominal value of $0.000304635.
Section 2.27
“Participant” means an individual who participates in the Plan as a Non-Contributory Participant or a Contributory Participant, as applicable.
Section 2.28
“Participant Contribution” means 2% of a Contributory Participant’s Eligible Compensation for a Plan Year.
Section 2.29
“Participation Election” means an election by a Contributory Eligible Employee to participate in the Plan during a Plan Year. Any election shall be irrevocable and, except as otherwise provided by the Committee, shall carry over from Plan Year to Plan Year unless changed or revoked during the applicable Enrollment Period.

Section 2.30
“Payment Date” means the first business day of the month on which the NASDAQ Stock Market is open for business following a Payment Event.
Section 2.31
“Payment Event” has the meaning set forth in Section 10.01.
Section 2.32
“Pension Plan” means the Willis Towers Watson Pension Plan for U.S. Employees.
Section 2.33
“Plan” means this Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees.
Section 2.34
“Plan Year” means the twelve consecutive month period which begins on January 1 and ends on the following December 31; provided that the initial Plan Year shall begin on the Effective Date and end on December 31, 2017.
Section 2.35
“Quarterly Determination Date” means the last day of each calendar quarter of a Plan Year in which a Non-Contributory Eligible Employee participates in the Plan, a Contributory Participant has a Participation Election in effect, or the Stub Tear for a New Contributory Employee, as applicable.
Section 2.36
“RSUs” means restricted share units granted pursuant to Section 10 of the EIP.
Section 2.37
“Separation from Service” has the meaning set forth in Code Section 409A(a)(2)(A)(i) and Treas. Reg. Section 1.409A-1(h).
Section 2.38
“Shortfall” has the meaning set forth in Section 9.01.
Section 2.39
“Stable Value Account” means a hypothetical bookkeeping account(s) established in the name of each Participant and maintained by the Company to reflect the Participant’s interests under the Plan.
Section 2.40
“Stable Value Allocation” has the meaning set forth in Section 7.03.
Section 2.41
“State, Local, and Foreign Tax Amount” has the meaning set forth in Section 11.05.
Section 2.42
“Valuation Date” means each day of the Plan Year on which the NASDAQ Stock Market is open for business.
Section 2.43
“WTW” means Willis Towers Watson plc, formerly Willis Group Holdings plc, a company incorporated in Ireland under registered number 475616, or any successor thereto.
Section 2.44
“Year of Service” means a Period of Service equal to one year, as determined under the Pension Plan.
Section 2.45
“Year of Vesting Service” means a Period of Service equal to one year, as determined under the Pension Plan with respect to the vesting of accrued benefits.

3.
Eligibility.
Section 3.01
Requirements for Non-Contributory Employee Participation. All Non-Contributory Eligible Employees shall participate in the Plan commencing as of the first day of the Plan Year; provided that, effective January 1, 2024, no additional Non-Contributory Eligible Employees shall participate in the Plan. Non-Contributory Eligible Employees shall not be required to complete a Participation Election.
Section 3.02
Requirements for Contributory Employee Participation. Subject to Section 3.03, any Contributory Eligible Employee may participate in the Plan commencing as of the first day of the Plan Year.
Section 3.03
Newly Eligible Contributory Employees. Any Contributory Employee who will first satisfy the one-year requirement set forth in Section 2.10(c) during a Plan Year (but later than January 1 of such Plan Year) and otherwise qualifies as a Contributory Eligible Employee (a “New Contributory Participant”) shall automatically participate in the Plan (subject to Section 7.04 herein) commencing as of the date such Contributory Employee satisfies such one-year requirement and for the remainder of such Plan Year (such portion of a Plan Year, the “Stub Year”). Such New Contributory Participant shall be required to complete a Participation Election during the applicable Enrollment Period pursuant to Section 4.01 in order to participate with respect to any Plan Year other than the Stub Year.
Section 3.04
Cessation of Participation. If a Contributory Participant ceases to be a Contributory Eligible Employee during a Plan Year, then the Contributory Participant’s Participation Election shall be cancelled as of the end of the Plan Year. If a Non-Contributory Participant ceases to be a Non-Contributory Eligible Employee during a Plan Year, then the Non-Contributory Participant shall cease to accrue a Non-Contributory Stable Value Benefit as of the end of the Plan Year.
4.
Contributory Employee Enrollment.
Section 4.01
Enrollment Procedures. Except as set forth in Section 3.03 above, a Contributory Eligible Employee may become a Contributory Participant in the Plan by completing a Participation Election and submitting it in accordance with Plan procedures during the Enrollment Period.
Section 4.02
Continued Enrollment Until Cancellation. The Participation Election will continue in effect for the entire Plan Year and subsequent Plan Years unless the Contributory Participant cancels such Participation Election during the applicable Enrollment Period. Upon a cancellation of the Participation Election, the Contributory Participant will cease to make Participant Contributions and cease to accrue a Contributory Stable Value Benefit effective on the first day of the next Plan Year.
5.
Stable Value Account. The Company shall establish and maintain a Stable Value Account for each Participant. The Company may establish more than one Stable Value Account on behalf of any Participant as deemed necessary by the Committee for administrative purposes. The Stable Value Account(s) are established and maintained for bookkeeping purposes only.

6.
Non-Contributory Stable Value Benefit.
Section 6.01
Determination of Non-Contributory Stable Value Benefit. On each Quarterly Determination Date, the Non-Contributory Stable Value Benefit for each Non-Contributory Eligible Employee shall be determined, and shall be equal to the amount set forth below:
(a)
16.5% of Eligible Compensation payable during such quarter if the Non-Contributory Eligible Employee has less than 10 Years of Service;
(b)
18% of Eligible Compensation payable during such quarter if the Non-Contributory Eligible Employee has at least 10 but less than 20 Years of Service; and
(c)
20% of Eligible Compensation payable during such quarter if the Non-Contributory Eligible Employee has at least 20 Years of Service.

There will be a 5% compound reduction to the Non-Contributory Stable Value Benefit for each year by which the Quarterly Determination Date precedes the date that the Non-Contributory Eligible Employee shall attain age 65, as shown in the table in Appendix A for whole ages at the Quarterly Determination Date. The reduction factor for non-whole ages at the Quarterly Determination Date shall be determined based on an interpolation of the factors for the two nearest whole ages. The Non-Contributory Stable Value Benefit will be unreduced if the Quarterly Determination Date is on or after the date that the Non-Contributory Eligible Employee attains age 65.

Section 6.02
Credit to Stable Value Account. The amount of each Non-Contributory Eligible Employee’s Non-Contributory Stable Value Benefit with respect to each quarter during a Plan Year shall be determined as of each Quarterly Determination Date and shall be credited to the Non-Contributory Eligible Employee’s Stable Value Account in accordance with Section 9.01.
Section 6.03
Cessation of Non-Contributory Benefit. Effective January 1, 2024, no additional Non-Contributory Stable Value Benefit shall be credited to any Stable Value Account.
7.
Contributory Stable Value Benefit.
Section 7.01
Determination of Contributory Stable Value Benefit. (A) Except with respect to a New Contributory Participant during a Stub Year, for Plan Years prior to January 1, 2024, on each Quarterly Determination Date, the Contributory Stable Value Benefit for each Contributory Participant who has a Participation Election in effect shall be determined, and shall be equal to the amount set forth below:
(a)
14.5% of Eligible Compensation payable during such quarter if the Contributory Participant has less than 10 Years of Service;
(b)
16% of Eligible Compensation payable during such quarter if the Contributory Participant has at least 10 but less than 20 Years of Service; and

(c)
17.5% of Eligible Compensation payable during such quarter if the Contributory Participant has at least 20 Years of Service.

There will be a 5% compound reduction to the Contributory Stable Value Benefit for each year by which the Quarterly Determination Date precedes the date that the Contributory Participant shall attain age 65, as shown in the table in Appendix A for whole ages at the Quarterly Determination Date. The reduction factor for non-whole ages at the Quarterly Determination Date shall be determined based on an interpolation of the factors for the two nearest whole ages. The Contributory Stable Value Benefit will be unreduced if the Quarterly Determination Date is on or after the date that the Contributory Participant attains age 65.

(B) Except with respect to a New Contributory Participant during a Stub Year, effective January 1, 2024, the Contributory Stable Value Benefit for each Contributory Participant who has a Participation Election in effect shall be determined, and shall be equal to the amount set forth below:

(d)
11.5% of Eligible Compensation payable during such quarter if the Contributory Participant has less than 10 Years of Service;
(e)
13% of Eligible Compensation payable during such quarter if the Contributory Participant has at least 10 but less than 20 Years of Service; and
(f)
15% of Eligible Compensation payable during such quarter if the Contributory Participant has at least 20 Years of Service.

There will be a 5% compound reduction to the Contributory Stable Value Benefit for each year by which the Quarterly Determination Date precedes the date that the Contributory Participant shall attain age 65, as shown in the table in Appendix A for whole ages at the Quarterly Determination Date. The reduction factor for non-whole ages at the Quarterly Determination Date shall be determined based on an interpolation of the factors for the two nearest whole ages. The Contributory Stable Value Benefit will be unreduced if the Quarterly Determination Date is on or after the date that the Contributory Participant attains age 65.

Section 7.02
Contributory Participant Contributions. Except with respect to a New Contributory Participant during a Stub Year, each Plan Year in which a Contributory Participant has a Participation Election in effect, the Participant Contributions, if any, shall be deducted from the Contributory Participant’s Eligible Compensation and allocated to the Contributory Participant’s Stable Value Account. Unless otherwise specified by the Committee, Participant Contributions shall be contributed to the Contributory Participant’s Stable Value Account as of the payroll date of the corresponding Eligible Compensation. With respect to the Plan Year that begins on the Effective Date and ends on December 31, 2017, Participant Contributions for Contributory Participants who already participate in a deferred compensation arrangement that would be aggregated with this Plan for purposes of Code Section 409A will be deducted from such Contributory Participant’s Eligible Compensation on an after-tax basis, or will be $0, as determined by the Company in its sole discretion.
Section 7.03
Stable Value Allocation. Except with respect to a New Contributory Participant during a Stub Year, for each Contributory Participant who has a Participation Election

in effect during a Plan Year, the amount of such Contributory Participant’s Contributory Stable Value Benefit with respect to each quarter during the applicable Plan Year shall be determined as of each Quarterly Determination Date, and an amount equal to the excess, if any, of the Contributory Stable Value Benefit determined as set forth above with respect to such quarter over the Participant Contributions credited during such quarter (the “Stable Value Allocation”) shall be credited to the Contributory Participant’s Stable Value Account in accordance with Section 9.01.
Section 7.04
Stable Value Benefit During the Stub Year for New Contributory Participants. Notwithstanding the foregoing, with respect to the Stub Year for a New Contributory Participant, on each Quarterly Determination Date during the Stub Year, the Contributory Stable Value Benefit for such New Contributory Participant shall be determined, and (a) for Plan Years prior to January 1, 2024, shall be equal to 12.5% of Eligible Compensation payable to such New Contributory Participant during such quarter and (b) for the Plan Year beginning January 1, 2024, shall be equal to 9.5% of Eligible Compensation payable to such New Contributory Participant during such quarter. There will be a 5% compound reduction to the Contributory Stable Value Benefit for each year by which the Quarterly Determination Date precedes the date that the New Contributory Participant shall attain age 65, as shown in the table in Appendix A for whole ages at the Quarterly Determination Date. The reduction factor for non-whole ages at the Quarterly Determination Date shall be determined based on an interpolation of the factors for the two nearest whole ages. The Contributory Stable Value Benefit will be unreduced if the Quarterly Determination Date is on or after the date that the New Contributory Participant attains age 65. The amount of each New Contributory Participant’s Contributory Stable Value Benefit with respect to each quarter during the Stub Year shall be credited to the New Contributory Participant’s Contributory Stable Value Account in accordance with Section 9.01. For all Plan Years following the Stub Year, the Contributory Stable Value Benefit shall be determined pursuant to Sections 7.01, 7.02, and 7.03.
8.
Vesting.
Section 8.01
Vesting of Non-Contributory Stable Value Benefit. Unless otherwise determined by the Committee, a Non-Contributory Participant shall vest in the Non-Contributory Stable Value Benefit attributable to a Plan Year on the earlier of (a) the last day of the second Plan Year following the applicable Plan Year; (b) the date the Non-Contributory Participant attains age 55 if such Non-Contributory Participant has 10 Years of Vesting Service ; (c) the date the Non-Contributory Participant attains age 65 if such Non-Contributory Participant has 5 Years of Vesting Service; (d) death; or (e) Disability.
Section 8.02
Vesting of Participant Contributions. Contributory Participants shall be fully vested in Participant Contributions at all time.
Section 8.03
Vesting of Stable Value Allocation. Unless otherwise determined by the Committee, a Contributory Participant shall vest in the Stable Value Allocation attributable to a Plan Year on the earlier of (a) the last day of the second Plan Year following the applicable Plan Year; (b) the date the Contributory Participant attains age 55 if such Contributory Participant has 10 Years of Vesting Service; (c) the date the Contributory Participant attains age 65 if such Contributory Participant has 5 Years of Vesting Service; (d) death; or (e) Disability.

Section 8.04
Vesting of Burwell Stable Value Allocation. Notwithstanding the forgoing, the Stable Value Allocation that is allocated to the Stable Value Account of Michael J. Burwell (“Burwell”) shall vest on the earlier of (a) the date Burwell has 5 Years of Vesting Service; (b) death; or (c) Disability.
9.
Investment in Shares.
Section 9.01
Conversion to Notional Shares. Each Stable Value Account shall be deemed invested in Ordinary Shares as of the Quarterly Determination Date or as soon as practicable thereafter. For the period between the time the Participant Contributions are credited to the Stable Value Account and the time the Participant Contributions are deemed to be invested in Ordinary Shares, the deferral shall, unless otherwise determined by the Committee, be credited with interest determined based on the prime rate of interest determined as of the first business day of the applicable calendar year. In the event of changes in the outstanding Ordinary Shares or in the capital structure of the Company by reason of any share or extraordinary cash dividend, share split, reverse share split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, the Ordinary Shares credited to each Participant’s Stable Value Account will be equitably adjusted or substituted, as to the number, price, or kind of Ordinary Share or other consideration. An adjustment under this provision may have the effect of reducing the price at which Ordinary Shares may be acquired to less than their nominal value (the “Shortfall”), but only if and to the extent that the Board shall be authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the Ordinary Shares. For the avoidance of doubt, the amount to be paid up on an Ordinary Share issued pursuant to the Plan may never be less than the nominal value of the Ordinary Share.
Section 9.02
Deemed Earnings. Each Stable Value Account shall be adjusted based on the performance of the Ordinary Shares. The Stable Value Account of a Participant who has ceased to be an Eligible Employee shall continue to be credited with earnings and losses until the applicable Payment Date. The distribution to a Participant on the distribution date shall be based on the value of the Participant’s Stable Value Account as of the applicable Payment Date, to the extent vested less the nominal value of the Ordinary Shares distributed. Dividends, if any, which are awarded for Ordinary Shares will be credited to Participant Stable Value Accounts and deemed invested in Ordinary Shares, and shall vest on the same schedule as the underlying Ordinary Shares pursuant to Section 8.
Section 9.03
Nature of Accounts. Stable Value Accounts may not actually be invested in Ordinary Shares and Participants do not have any real or beneficial ownership in Ordinary Shares prior to a Payment Event. A Participant’s Stable Value Account is solely a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan and shall not constitute or be treated as a trust fund of any kind.
Section 9.04
RSUs. Notwithstanding anything to the contrary in Section 9.01 and Section 9.02, a Participant’s Stable Value Account may be credited with RSUs granted pursuant to the EIP in lieu of notional Ordinary Shares, in which case such RSUs shall include DERs that shall be deemed reinvested in additional RSUs unless provided otherwise by the Committee. Such RSUs (including any RSUs credited pursuant to DERs) shall vest as set forth in Section 8 of this

Plan and shall be payable at the times and subject to the terms set forth in Sections 9, 10 and 11 of this Plan, and shall be subject to the terms of the EIP. This Plan shall constitute the Award Agreement with respect to any such RSUs and in the event that the Company determines there to be a conflict between the terms of this Plan and the EIP with respect to such RSUs or DERs, the terms of the Willis Towers Watson 2012 EIP shall control. A Participant shall have no rights in, to, or as a holder of Ordinary Shares with respect to any unissued securities covered by any RSUs until the date the Participant becomes the holder of record of such securities.
10.
Payment.
Section 10.01
In General. Distribution of a Participant’s vested Stable Value Account shall be made on the Payment Date following the earliest to occur of the following events (each, a “Payment Event”):
(a)
The date that is six (6) months after the Participant’s Separation from Service or
(b)
The date that is thirty (30) days after the Participant’s death.
Section 10.02
Timing of Valuation. The value of a Participant’s Stable Value Account on the Payment Date shall be determined as of the applicable Payment Date.
Section 10.03
Forfeiture of Unvested Accounts. Unless otherwise determined by the Committee, a Participant’s unvested Stable Value Account balance shall be forfeited upon the Participant’s Separation from Service.
Section 10.04
Timing of Distributions. Except as otherwise provided in this Plan, distribution shall be made on the Payment Date.
Section 10.05
Method of Distribution. The Participant’s vested Stable Value Account shall be paid in Ordinary Shares; provided that, if the Participant’s vested Stable Value Account balance on such Payment Event has a total value of less than $1,000, the vested Stable Value Account shall be paid in cash. Fractional shares shall be paid in cash.
11.
Permissible Acceleration Events. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may accelerate the distribution of all or a portion of a Participant’s vested Stable Value Account upon the occurrence of any of the events (“Acceleration Events”) set forth in this Section 11. The Committee’s determination of whether distribution may be accelerated in accordance with this Section 11 shall be made in accordance with Treas. Reg. Section 1.409A-3(j)(4).
Section 11.01
Limited Cashouts. The Committee may accelerate distribution of a Participant’s vested Stable Value Account to the extent that (a) the aggregate amount in the Participant’s Stable Value Account does not exceed the applicable dollar amount under Code Section 402(g)(1)(B); (b) the distribution results in the termination of the Participant’s entire interest in the Plan and any plans that are aggregated with the Plan pursuant to Treas. Reg. Section 1.409A-1(c)(2); and (c) the Committee’s decision to cash out the Participant’s Stable Value Account is evidenced in writing no later than the date of distribution.

Section 11.02
Payment of Employment Taxes. The Committee may accelerate distribution of all or a portion of a Participant’s vested Stable Value Account (a) to pay the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a), and 3121(v)(2) (the “FICA Amount”); or (b) to pay the income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA Amount and the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes; provided, however, that the total payment under this Section 11.02 shall not exceed the FICA Amount and the income tax withholding related to the FICA Amount.
Section 11.03
Distribution Upon Income Inclusion. The Committee may accelerate distribution of all or a portion of a Participant’s vested Stable Value Account to the extent that the Plan fails to meet the requirements of Code Section 409A, provided that, the amount accelerated shall not exceed the amount required to be included in income as a result of the failure to comply with Code Section 409A.
Section 11.04
Termination of the Plan. The Committee may accelerate distributions of all or a portion of a Participant’s vested Stable Value Account upon termination of the Plan in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).
Section 11.05
Payment of State, Local, or Foreign Taxes. The Committee may accelerate distribution of all or a portion of a Participant’s vested Stable Value Account for:
(a)
the payment of state, local, or foreign tax obligations arising from participation in the Plan that relate to an amount deferred under the Plan before the amount is paid or made available to the Participant (the “State, Local, and Foreign Tax Amount”), provided, however, the accelerated payment amount shall not exceed the taxes due as a result of participation in the Plan, and/or
(b)
the payment of income tax at source on wages imposed under Code Section 3401 as a result of such payment and the payment of the additional income tax at source on wages imposed under Code Section 3401 attributable to the additional Section 3401 wages and taxes; provided, however, the accelerated payment amount shall not exceed the aggregate of the State, Local, and Foreign Tax Amount and the income tax withholding related to such amount.
Section 11.06
Certain Offsets. The Committee may accelerate distribution of all or a portion of the Participant’s vested Stable Value Account to satisfy a debt of the Participant to the Company or an Affiliate incurred in the ordinary course of the service relationship between the Company and the Participant, provided, however, the amount accelerated shall not exceed $5,000 and the distribution shall be made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
12.
[RESERVED]
13.
Plan Administration.
Section 13.01
Administration By Committee. The Plan shall be administered by the Committee, which shall have the authority to:

(a)
Construe and interpret the Plan and apply its provisions;
(b)
Promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(c)
Authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(d)
Determine the types of Eligible Compensation that will be deferred into the Plan via Participant Contributions;
(e)
Select, subject to the limitations set forth in the Plan, those Employees who shall be Eligible Employees;
(f)
Interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument, Participation Election, or agreement relating to the Plan; and
(g)
Exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
Section 13.02
Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and any such determinations may be made selectively among Participants.
Section 13.03
Committee Decisions Final. Subject to the claims procedures set forth in Section 14, all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
Section 13.04
Indemnification. No member of the Committee or any designee shall be liable for any action, failure to act, determination, or interpretation made in good faith with respect to the Plan except for any liability arising from his or her own willful malfeasance, gross negligence, or reckless disregard of his or her duties.
14.
Claims Procedures.
Section 14.01
Filing a Claim. Any Participant or other person claiming an interest in the Plan (the “Claimant”) may file a claim in writing with the Committee. The Committee shall review the claim itself or appoint an individual or entity to review the claim.
Section 14.02
Claim Decision. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is approved or denied, unless the Committee determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Committee may have up to an additional ninety (90) days to process the claim. If the Committee determines that an extension of time for processing is required, the Committee shall furnish written or electronic notice of the extension to the Claimant before the end of the initial ninety (90) day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Committee expects to render its decision.
Section 14.03
Notice of Denial. If the Committee denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(a)
The specific reason(s) for the denial;
(b)
Specific reference to the pertinent Plan provisions on which such denial is based;
(c)
A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary;
(d)
A description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on appeal; and
(e)
If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
Section 14.04
Appeal Procedures. A request for appeal of a denied claim must be made in writing to the Committee within sixty (60) days after receiving notice of denial. The decision on appeal will be made within sixty (60) days after the Committee’s receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision. The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Committee. The reviewer shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.
Section 14.05
Notice of Decision on Appeal. If the Committee denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(a)
The specific reason(s) for the denial;
(b)
Specific references to the pertinent Plan provisions on which such denial is based;
(c)
A statement that the Claimant may receive on request all relevant records at no charge;
(d)
A description of the Plan’s voluntary procedures and deadlines, if any;
(e)
A statement of the Claimant’s right to sue under Section 502(a) of ERISA; and

(f)
If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
Section 14.06
Claims Procedures Mandatory. The internal claims procedures set forth in this Section 14 are mandatory. If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Section 14, the denial of the claim shall become final and binding on all persons for all purposes.
15.
Amendment and Termination. Subject to the applicable requirements of Code Section 409A, the Board or the Committee, to the extent that authority has been delegated to the Committee, may at any time, and in its sole discretion, alter, amend, modify, suspend, or terminate the Plan or any portion thereof; provided, however, that no such amendment, modification, suspension, or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts credited to or accrued in his or her Stable Value Account. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
16.
Miscellaneous.
Section 16.01
No Employment or Other Service Rights. Nothing in the Plan or any instrument executed pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time with or without notice and with or without cause.
Section 16.02
Tax Withholding. The Company and its Affiliates shall have the right to deduct from any amounts otherwise payable under the Plan any federal, state, local, or other applicable taxes required to be withheld.
Section 16.03
Governing Law. The Plan shall be administered, construed, and governed in all respects under and by the laws of Ireland, without reference to the principles of conflicts of law (except and to the extent pre-empted by applicable laws of the United States).
Section 16.04
Code Section 409A. The Company intends that the Plan comply with the requirements of Code Section 409A and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Code Section 409A and shall have no liability to any Participant for any failure to comply with Code Section 409A.
Section 16.05
No Warranties. Neither the Company nor the Committee warrants or represents that the value of any Participant’s Stable Value Account will increase. Each Participant assumes the risk in connection with the deemed investment of his or her Stable Value Account.
Section 16.06
Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries to receive the Participant’s interest in the Plan in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a

Participant fails to designate a beneficiary, then the Participant’s designated beneficiary shall be deemed to be the Participant’s estate.
Section 16.07
No Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, or otherwise encumber, transfer, hypothecate, or convey any amounts payable hereunder prior to the date that such amounts are paid (except for the designation of beneficiaries pursuant to Section 16.06).
Section 16.08
Expenses. The costs of administering this Plan shall be charged to Participant Stable Value Accounts, unless paid for by the Company, as determined by the Company in its discretion.
Section 16.09
Severability. If any provision of the Plan is held to be invalid, illegal, or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality, or unenforceability and the remaining provisions shall not be affected.
Section 16.10
Headings and Subheadings. Headings and subheadings in the Plan are for convenience only and are not to be considered in the construction of the provisions hereof.

IN WITNESS WHEREOF, Willis NA has adopted this plan as of the Effective Date written above.

WILLIS NA, Inc.

/s/ Lynn Bissinger
Lynn Bissinger, Director of Benefits -- North America

Date: October 30, 2023

APPENDIX A

Willis Towers Watson Non-Qualified Stable Value Excess Plan
Table of Stable Value Benefit Reduction Factors

Age	Reduction Factor
65	1.00000
64	0.95000
63	0.90250
62	0.85738
61	0.81451
60	0.77378
59	0.73509
58	0.69834
57	0.66342
56	0.63025
55	0.59874
54	0.56880
53	0.54036
52	0.51334
51	0.48767
50	0.46329
49	0.44013
48	0.41812
47	0.39721
46	0.37735
45	0.35849
44	0.34056
43	0.32353
42	0.30736
41	0.29199
40	0.27739
39	0.26352
38	0.25034

37	0.23783
36	0.22594
35	0.21464
34	0.20391
33	0.19371
32	0.18403
31	0.17482
30	0.16608
29	0.15778
28	0.14989
27	0.14240
26	0.13528
25	0.12851
24	0.12209
23	0.11598
22	0.11018
21	0.10467
20	0.09944